Exhibit 99.1

EDITORIAL CONTACT:

Amy Flores
+1 408 236 1594
amy_flores@keysight.com

INVESTOR CONTACT:

Jason Kary
+1 707 577 6916
jason.kary@keysight.com

Keysight Technologies Reports Second-Quarter 2015 Results

Highlights:

•	GAAP net income of $96 million, or $0.56 per share

•	Non-GAAP net income of $120 million, or $0.70 per share(1)

•	Revenues of $740 million, flat year-over-year

•	GAAP operating margin of 17 percent; non-GAAP operating margin of 20 percent(1)

•	Third-quarter fiscal year 2015 revenue guidance of $635 million to $675 million; non-GAAP earnings guidance of $0.37 to $0.51 per share(2)

SANTA ROSA, Calif., May 19, 2015 - Keysight Technologies, Inc. (NYSE: KEYS) today reported revenues of $740 million for the second fiscal quarter ended April 30, 2015, flat compared with one year ago. Second-quarter GAAP net income was $96 million, or $0.56 per share. Second-quarter GAAP operating margin was 17 percent.

During the second quarter, Keysight had share-based compensation of $13 million, separation costs of $5 million, intangible amortization of $2 million, asset impairment of $2 million and a tax expense of $1 million. Excluding these items and $1 million of other net expenses, Keysight reported second-quarter non-GAAP net income of $120 million, or $0.70 per share.(1) Second-quarter non-GAAP operating margin was 20 percent.(1)

“We executed well and delivered solid results this quarter, with EPS at the high end of our guidance range,” said Ron Nersesian, Keysight president and CEO. “The quarter also marked the completion of the final steps in our separation from Agilent. With this important milestone behind us, we continue to focus on growing and creating value through innovative electronic design and test solutions.

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“While we believe the market has softened, particularly in the communications segment, we are committed to maintaining our business model while continuing to focus on growth,” Nersesian added.

Keysight generated $68 million in cash from operations in the quarter. Second-quarter ROIC was 39 percent.(3)

Keysight’s third-quarter 2015 revenues are expected to be in the range of $635 million to $675 million. Third-quarter non-GAAP earnings are expected to be in the range of $0.37 to $0.51 per share.(2)

About Keysight Technologies

Keysight Technologies (NYSE:KEYS) is a global electronic measurement technology and market leader helping to transform its customers’ measurement experience through innovations in wireless, modular, and software solutions. Keysight’s electronic measurement instruments, systems, software and services are used in the design, development, manufacture, installation, deployment and operation of electronic equipment. The business had revenues of $2.9 billion in fiscal year 2014. Information about Keysight is available at www.keysight.com.

Keysight’s management will present more details about its second-quarter FY2015 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on and select Q2 2015 Keysight Technologies, Inc. Results Conference Call in the Investor News & Events - Upcoming Events section at www.investor.keysight.com. The webcast will remain on the company site for 90 days.

A telephone replay of the conference call will be available at approximately 4:15 p.m. PT, May 19 through May 26 by dialing +1 855 859 2056 (or +1 404 537 3406 from outside the United States) and entering pass code 14714155.

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Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Keysight’s future revenues, earnings and profitability; the future demand for the company’s products and services; and customer expectations. These forward-looking statements involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-Q for the fiscal quarter ended Jan. 31, 2015. Forward-looking statements are based on the beliefs and assumptions of Keysight’s management and on currently available information. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement.

Non-GAAP Measures

Keysight uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. The definition of these non-GAAP financial measures may differ from similarly titled measures used by others, and such non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. Keysight generally uses non-GAAP financial measures to facilitate management’s comparisons to historic operating results, to competitors’ operating results and to guidance provided to investors. In addition, Keysight believes that the use of these non-GAAP financial measures provides greater transparency to investors of information used by management in its financial and operational decision-making.

(1) Non-GAAP net income, non-GAAP operating margin and non-GAAP net income per share exclude primarily the impacts of share-based compensation, separation costs, asset impairments and non-cash intangible amortization. Non-GAAP net income and non-GAAP net income per share also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Earnings per share is based on diluted shares. Reconciliation between non-GAAP net income and GAAP net income, and non- GAAP operating margin and GAAP operating margin is set forth on page 5 and page 8 of the

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attached tables respectively, along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP earnings per share as projected for Q3FY15 excludes primarily the impacts of share-based compensation, separation costs, asset impairments and non-cash intangible amortization. We also exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided.

(3) Return on invested capital (ROIC) is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

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NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available at www.keysight.com/go/news.

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	April 30,		Percent
	2015	2014	Inc/(Dec)
Orders	$697	$782	(11)%

Net revenue	$740	$743	—

Costs and expenses:
Cost of products and services	324	328	(1)%
Research and development	96	89	7%
Selling, general and administrative	192	199	(4)%
Total costs and expenses	612	616	(1)%

Income from operations	128	127	1%

Interest income	1	—	—
Interest expense	(11)	—	—
Other income (expense), net	4	1	300%

Income before taxes	122	128	(5)%

Provision for income taxes	26	18	44%

Net income	$96	$110	(13)%

Net income per share:
Basic	$0.57	$0.66
Diluted	$0.56	$0.66

Weighted average shares used in computing net income per share:(a)
Basic	169	167
Diluted	171	167

(a) On November 1, 2014, Agilent Technologies, Inc. distributed 167 million shares of Keysight common stock to existing holders of Agilent common stock. Basic and diluted net income per share for all periods through April 30 , 2014 is calculated using the shares distributed on November 1, 2014.

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Six Months Ended
	April 30,		Percent
	2015	2014	Inc/(Dec)
Orders	$1,388	$1,481	(6)%

Net revenue	$1,441	$1,414	2%

Costs and expenses:
Cost of products and services	642	627	2%
Research and development	192	179	7%
Selling, general and administrative	398	390	2%
Total costs and expenses	1,232	1,196	3%

Income from operations	209	218	(4)%

Interest income	1	—	—
Interest expense	(23)	—	—
Other income (expense), net	13	2	550%

Income before taxes	200	220	(9)%

Provision for income taxes	34	36	(6)%

Net income	$166	$184	(10)%

Net income per share:
Basic	$0.99	$1.10
Diluted	$0.97	$1.10

Weighted average shares used in computing net income per share: (a)
Basic	168	167
Diluted	171	167

(a) On November 1, 2014, Agilent Technologies, Inc. distributed 167 million shares of Keysight common stock to existing holders of Agilent common stock. Basic and diluted net income per share for all periods through April 30, 2014 is calculated using the shares distributed on November 1, 2014.

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	April 30, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$894	$810
Accounts receivable, net	353	357
Receivable from Agilent	—	23
Inventory	476	498
Deferred tax assets	73	83
Other current assets	131	79
Total current assets	1,927	1,850

Property, plant and equipment, net	460	470
Goodwill	378	392
Other intangible assets, net	14	18
Long-term investments	67	63
Long-term deferred tax assets	126	163
Other assets	89	94
Total assets	$3,061	$3,050

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$178	$173
Payable to Agilent	—	125
Employee compensation and benefits	173	167
Deferred revenue	164	175
Income and other taxes payable	51	72
Other accrued liabilities	65	57
Total current liabilities	631	769

Long-term debt	1,099	1,099
Retirement and post-retirement benefits	173	213
Long-term deferred revenue	64	69
Other long-term liabilities	58	131
Total liabilities	2,025	2,281

Total Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares authorized; 169 million shares at April 30, 2015 and 167 million shares at October 31, 2014, issued and outstanding	2	2
Additional paid-in-capital	1,124	1,002
Retained earnings	267	101
Accumulated other comprehensive loss	(357)	(336)
Total stockholders' equity	1,036	769
Total liabilities and equity	$3,061	$3,050

The preliminary balance sheet is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended	Six Months Ended
	April 30,	April 30,
	2015	2015
Cash flows from operating activities:
Net income	$96	$166
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23	46
Share-based compensation	13	42
Excess tax benefit from share-based plans	—	(3)
Deferred taxes	14	13
Excess and obsolete inventory related charges	7	17
Other non-cash expenses, net	2	1
Changes in assets and liabilities:
Accounts receivable	(41)	(5)
Inventory	(8)	(17)
Accounts payable	14	1
Payment to Agilent, net	(14)	(28)
Employee compensation and benefits	29	7
Other assets and liabilities	(67)	(80)
Net cash provided by operating activities (a)	68	160

Cash flows from investing activities:
Investments in property, plant and equipment	(16)	(31)
Proceeds from sale of investment securities	—	1
Net cash used in investing activities	(16)	(30)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	4	8
Excess tax benefit from share-based plans	—	3
Return of capital to Agilent	(49)	(49)
Net cash used in financing activities	(45)	(38)

Effect of exchange rate movements	—	(8)

Net increase in cash and cash equivalents	7	84

Cash and cash equivalents at beginning of period	887	810
Cash and cash equivalents at end of period	$894	$894

(a) Cash payments included in operating activities:
Income tax payments, net	$(8)	$(22)
Interest payments	$(24)	$(24)

The preliminary cash flow is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Six Months Ended
	April 30,				April 30,
	2015	Diluted EPS	2014	Diluted EPS	2015	Diluted EPS	2014	Diluted EPS
GAAP Net income	$96	$0.56	$110	$0.66	$166	$0.97	$184	$1.10
Non-GAAP adjustments:
Restructuring and other related costs	—	—	—	—	—	—	(3)	(0.02)
Intangible amortization	2	0.01	2	0.01	4	0.02	4	0.02
Asset impairment	2	0.01	—	—	2	0.01	—	—
Share Based Compensation	13	0.08	10	0.06	42	0.25	27	0.16
Transformational initiatives	—	—	—	—	—	—	1	0.01
Acquisition and integration costs	—	—	—	—	—	—	1	0.01
Separation costs	5	0.03	17	0.10	12	0.07	25	0.15
Other	1	0.01	1	0.01	—	—	1	0.01
Adjustment for taxes (a)	1	—	(7)	(0.04)	(10)	(0.06)	(8)	(0.05)
Non-GAAP Net income	$120	$0.70	$133	$0.80	$216	$1.26	$232	$1.39

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three and six months ended April 30, 2015 and 2014, management uses a non-GAAP effective tax rate of 17% and 16% respectively that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, asset impairment, acquisition and integration costs, transformational initiatives, share based compensation and separation costs. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Restructuring costs include incremental expenses incurred in the period associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure. Such costs may include one-time termination benefits, asset impairments, facility-related costs and contract termination fees and other one time reorganization costs.

Intangible amortization include non-cash intangible amortization recognized in connection with acquisitions.

Asset impairments and write-downs include assets that have been written-down to their fair value.

Transformational initiatives include expenses incurred in the period associated with targeted cost reduction activities such as manufacturing transfers, small site consolidations, reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination which have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Separation costs include all incremental expenses incurred in order to effect the separation of Keysight from Agilent, including the cost of new hires specifically required to operate two separate companies. The intent is to only include in non-GAAP expenses what would not have been incurred if we had no plan to spin-off.

Share-based compensation includes expense for all share-based payment awards made to our employees and directors including employee stock option awards, restricted stock units, employee stock purchases made under our employee stock purchase plan (“ESPP”) and performance share awards granted to selected members of our senior management under the long-term performance plan (“LTPP”) based on estimated fair values.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles, and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Measurement Solutions

	Q2'15	Q2'14	Q1'15
Orders	$607	$698	$607
Revenues	$638	$640	$606
Gross Margin %	59.3%	58.1%	57.6%
Income from Operations	$132	$131	$107

Customer Support and Services

	Q2'15	Q2'14	Q1'15
Orders	$90	$84	$84
Revenues	$102	$103	$95
Gross Margin %	43.8%	47.4%	42.0%
Income from Operations	$18	$26	$13

Income from operations reflect the results of our reportable segments under Keysight's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude,among other things, charges related to the amortization of intangibles, share based compensation,the impact of restructuring charges, asset impairment, transformational initiatives, acquisition and integration costs and separation costs.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF ROIC
(In millions)
(Unaudited)
PRELIMINARY

	KEYSIGHT	KEYSIGHT	KEYSIGHT
	Q2'15	Q2'14	Q1'15
Numerator:
Non-GAAP income from operations	$150	$157	$120
Less:
Taxes and Other (income)/expense	20	24	15

Quarterly return (a)	130	133	105

Quarter return annualized	$520	$532	$420

Denominator:
Segment assets (b)	$1,838	$1,976	$1,791
Less:
Net current liabilities (c)	501	573	461
Invested capital	$1,337	$1,403	$1,330

Average invested capital	$1,333	$1,412	$1,404

ROIC	39%	38%	30%

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ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of segment invested capital)

(a)  Quarterly return is equal to non-GAAP net income of $120 million plus net interest expense after tax of $10 million for Q2'15, net income of $133 million plus net interest expense after tax of zero for Q2'14 and $96 million plus net interest expense after tax of $9 million for Q1'15. Please see "Non-GAAP Net Income and Diluted EPS Reconciliations" for a reconciliation of non-GAAP net income to GAAP net income.

(b)   Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)   Includes accounts payable, employee compensation and benefits, deferred revenue, certain other accrued liabilities and allocated corporate liabilities.

Return on Invested Capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers' compensation is linked to ROIC improvements as well as other performance criteria. We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments. We acknowledge that ROIC may not be calculated the same way by every company.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION FROM GAAP TO NON-GAAP OPERATING MARGIN
THREE MONTHS ENDED APRIL 30, 2015
(in millions, except margins)
(Unaudited)
PRELIMINARY

				NON-GAAP ADJUSTMENTS
			GAAP	Intangible Amortization	Separation Costs	Share Based Compensation	Other	Non-GAAP
Net Revenue			$740	—	—	—	—	$740

Costs and expenses:
Cost of products and services			324	(2)	—	(4)	—	318
Research and development			96	—	—	(2)	1	95
Selling, general and administrative			192	—	(5)	(7)	(3)	177
Total costs and expenses			612	(2)	(5)	(13)	(2)	590

Income from operations	Operating Margin	17%	128	2	5	13	2	150	20%	Operating Margin

____________________________________________

Income from operations reflect the results of our reportable segments under Keysight's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, Share based Compensation and separation costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from GAAP to Non-GAAP net income is estimated based on our current information.